EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, Amendment No. 2 of Handheld Entertainment, Inc. of our report dated March 13, 2007 on the financial statements of Handheld Entertainment, Inc. for the years ended December 31, 2006 and 2005.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 9, 2007